                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                ________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 21, 1998


                                PROFFITT'S, INC.
                                ----------------
               (Exact Name of Registrant as Specified in Charter)


            Tennessee               1-13113             62-0331040
         ---------------       -----------------   -------------------
         (State or Other          (Commission        (IRS Employer
         Jurisdiction of          File Number)     Identification No.)
          Incorporation)

                750 Lakeshore Parkway, Birmingham, Alabama 35211
             -----------------------------------------------------------
         (Addresses of Principal Executive Offices, including Zip Code)

                                 (205) 940-4000
                         ---------------------------------------------
              (Registrant's Telephone Number, including Area Code)
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ITEM 5.   OTHER EVENTS.
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     On January 22, 1998, Proffitt's, Inc., a Tennessee corporation
("Proffitt's" or the "Registrant"), issued a press release announcing that its wholly-owned subsidiary, Parisian, Inc., an Alabama corporation ("Parisian") had accepted tenders of approximately $86 million in principal amount of Parisian's 9-7/8% Senior Subordinated Notes due 2003 (the "Notes"), or 88.7% of the Notes outstanding. In addition, as of January 6, 1998, or the "Consent Achievement Date," Parisian received sufficient consents to amend the underlying Amended and Restated Indenture, dated as of September 12, 1996 (the "Indenture"), by and among Proffitt's, as the parent guarantor, Parisian and AmSouth Bank of Alabama, as trustree (the "Trustee"). The Indenture was subsequently amended pursuant to a Supplemental Indenture, dated as of January 7, 1998 (the "Supplemental Indenture"), by and among Proffitt's, Parisian and the Trustee. A copy of the Supplemental Indenture and the press release are attached hereto as Exhibits
10.1 and 99.1, respectively.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.
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     (c)    Exhibits.

            The following exhibits are filed herewith:

     Exhibit No.                         Description
     -----------                         -----------

     10.1 Supplemental Indenture, dated as of January 7, 1998, by and among Proffitt's, Inc., Parisian, Inc. and AmSouth Bank of Alabama.

     99.1                Press Release dated January 22, 1998.
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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        PROFFITT'S, INC.


                                        /s/ Douglas E. Coltharp
                                        -------------------------
                                        Douglas E. Coltharp
                                        Executive Vice President and
                                        Chief Financial Officer



Date:  January 22, 1998
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                               INDEX TO EXHIBITS
                               -----------------


       Exhibit
       -------
         10.1 Supplemental Indenture, dated as of January 7, 1998, by and among Proffitt's, Inc., Parisian, Inc. and AmSouth Bank of Alabama.

         99.1  Press Release dated January 22, 1998.